EXHIBIT 5

October 15, 1998

Catheter Technology Group, Inc.
3 Commerce Boulevard
Palm Coast, Florida  32164

      Re:   Registration Statement on Form SB-2

Ladies and Gentlemen:

     We have examined: (i) the registration statement on Form SB-2 (the "Registration Statement") filed by Catheter Technology Group, Inc. ("CTG"), a Delaware corporation and a direct, wholly-owned subsidiary of Cardiac Control Systems, Inc., a Delaware corporation, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"); (ii) the public offering prospectus (the "Prospectus"), relating to the issuance by CTG of up to 650,000 shares of common stock, par value $.10 per share (the "Common Stock"), in the manner set forth in the Registration Statement and the Prospectus; (iii) CTG's Certificate of Incorporation and Bylaws; and (iv) records of CTG's corporate proceedings relative to its organization and to the issuance of the Common Stock.

     We have examined originals, or copies identified to our satisfaction, of such corporate records of CTG and have made such examinations of law as we have deemed relevant. In our examination, we have assumed and have not verified: (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and all certificates and statements of fact, in each case given or made available to us by CTG.

     Based upon the foregoing, and having a regard for such legal considerations as we deem relevant, we are of the opinion that the Common Stock will be, when issued in the manner set forth in the Registration Statement and the Prospectus, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement, and all amendments thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                         Very truly yours,


                                         /s/ GREENBERG TRAURIG, P.A.